5% Senior Note due 2007

No. 1                                                      $15,000,000

CUSIP No. 49460X  AA  5

                           KINETEK INDUSTRIES, INC.

promises to pay to CEDE & CO.

or registered assigns,

the principal sum of Fifteen Million ($15,000,000)

Dollars on May 1, 2007.

Interest Payment Dates:  May 1 and November 1.

Record Dates:_ April 15 and October 15.

                                       Dated:  April 12, 2002

                                       KINETEK INDUSTRIES, INC.



                                       By: /s/ Gordon L. Nelson, Jr.
                                           ------------------------------
                                           Name:  Gordon L. Nelson, Jr.
                                           Title: Vice President


Trustee's Certificate of Authentication
Dated:  April 12, 2002


This is one of the Global
Senior Notes referred to in the
within-mentioned Indenture:


U.S. BANK NATIONAL ASSOCIATION,
 as Trustee

By: /s/ Richard H. Prokosch
   --------------------------------
       Authorized Signatory

           Unless and until it is exchanged in whole or in part for Senior Notes in definitive form, this Senior Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. The Depository Trust Company shall act as the Depository until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede_& Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY Person IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
     (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b)_IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d)_IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2)_TO THE COMPANY OR
     (3)_PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
     (A)_ABOVE.

     THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT DANIEL DRURY, THE CHIEF FINANCIAL OFFICER OF THE ISSUER, AT OUR EXECUTIVE OFFICES AT ARBORLAKE CENTRE, SUITE 550, 1751 LAKE COOK ROAD, DEERFIELD, ILLINOIS 60015, (847) 945-5591, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

Additional provisions of this Senior Note are set forth on the other side of this Senior Note.

                                (Back of Note)

                           5% SENIOR NOTE DUE 2007

     1. Interest. Kinetek Industries, Inc. (the "Company") promises to pay interest on the principal amount of the Senior Notes at the rate and in the manner specified below. Interest on the Senior Notes will accrue at 5% per annum from April 12, 2002 until maturity. Interest will be payable semiannually in cash in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Senior Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 12, 2002; provided that the first Interest Payment Date shall be May 1, 2002. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate of 2% per annum in excess of the interest rate then in effect and shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Senior Notes (except defaulted interest) to the Persons who are registered holders of Senior Notes at the close of business on the record date for the next Interest Payment Date even if such Senior Notes are canceled after such record date and on or before such Interest Payment Date. Holders must surrender Senior Notes to a Paying Agent to collect principal payments on such Senior Notes. The Company will pay principal, premium, if any, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will pay principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders or, if no such account is specified, by mailing a check to each such Holder's registered address; provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium, if any, and interest on all Global Notes.

     3. Paying Agent and Registrar. U.S. Bank National Association (the "Trustee") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Senior Notes under an Indenture, dated as of April 12, 2002 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the original issuance of the Senior Notes (the "Trust Indenture Act"). The Senior Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned them in the Indenture). The Senior Notes are unsecured senior obligations of the Company limited in aggregate principal amount to

$15,000,000. Each Holder, by accepting a Senior Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

     5. Optional Redemption. Senior Notes are redeemable, in whole or in part, at any time, at the option of the Company at the Make-Whole Price (as defined in the Indenture), together with all accrued and unpaid interest thereon, if any, to the Redemption Date.

     6. Mandatory Redemption. Subject to the Company's obligation to make an offer to purchase Senior Notes under certain circumstances pursuant to Sections 4.13 and 4.14 of the Indenture (as described in paragraph 7 below), the Company is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Senior Notes.

     7. Mandatory Offers to Purchase Senior Notes. (a) Upon the occurrence of a Change of Control (such date being the "Change of Control Trigger Date"), each Holder of Senior Notes shall have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to an offer (a "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest to the date of purchase.

           (b) If the Company or any Restricted Subsidiary consummates one or more Asset Sales and does not use all of the Net Proceeds from such Asset Sales as provided in the Indenture, the Company will be required, under certain circumstances, to utilize the Excess Proceeds from such Asset Sales to offer (an "Asset Sale Offer") to purchase Senior Notes at a purchase price equal to 100% of the principal amount of the Senior Notes, plus any accrued and unpaid interest to the date of purchase. If the Excess Proceeds are insufficient to purchase all Senior Notes tendered pursuant to any Asset Sale Offer, the Trustee shall select the Senior Notes to be purchased in accordance with the terms of the Indenture.

           (c) Holders may tender all or, subject to paragraph 8 below, any portion of their Senior Notes in a Change of Control Offer or Asset Sale Offer (collectively, an "Offer") by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

           (d) The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with an offer required to be made by the Company to repurchase the Senior Notes as a result of a Change of Control or an Asset Sale Trigger Date. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

     8. Notice of Redemption or Purchase. Notice of an optional redemption or an Offer will be mailed to each Holder at its registered address at least 30 days but not more than 60 days before the date of redemption or purchase. Senior Notes may be redeemed or purchased in part, but only in whole multiples of $1,000 unless all Senior Notes held by a Holder are to be redeemed or purchased. On or after any date on which Senior Notes are redeemed or purchased, interest ceases to accrue on the Senior Notes or portions thereof called for redemption or accepted for purchase on such date.

     9. Denominations, Transfer, Exchange. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Senior Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption or tendered pursuant to an Offer. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 Business Days before a selection of Senior Notes to be redeemed or between a record date and the next succeeding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Senior Note may be treated as its owner for all purposes.

     11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Notes, and any existing Default (except a payment Default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes. Without the consent of any Holder, the Indenture or the Senior Notes may be amended to: cure any ambiguity, defect or inconsistency; provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes; provide for the assumption by another corporation of the Company's obligations to Holders in the event of a merger or consolidation of the Company in which the Company is not the surviving corporation or a sale of substantially all of the Company's assets to such other corporation; comply with the Securities and Exchange Commission's requirements to effect or maintain the qualification of the Indenture under the Trust Indenture Act; provide for additional Guarantees with respect to the Senior Notes; or, make any change that does not materially adversely affect any Holder's rights under the Indenture.

     12. Defaults and Remedies. Events of Default include: default for 30 days in payment of interest on, the Senior Notes; default in payment of principal of, or premium, if any, on the Senior Notes; failure by the Company for 30 days (or 10 days as applicable) after notice to it to comply with any of its other agreements or covenants in, or provisions of, the Indenture or the Senior Notes or the Security Documents; certain defaults under and acceleration prior to maturity of, or failure to pay at maturity, certain other Indebtedness; certain final judgments that remain undischarged; any Security Document ceases to be effective or the Lien created thereby ceases to be enforceable; certain judicial findings of unenforceability or invalidity as to any guarantee of the Senior Notes or the disaffirmance or denial by any guarantor of its guarantee of the Senior Notes; and certain events of bankruptcy or insolvency involving the Company or any Restricted Subsidiary that is a Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Senior Notes may declare all the Senior Notes to be immediately due and payable in an amount equal to the principal of, premium, if any, and any accrued and unpaid interest on, such Senior Notes; provided, however, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal of, premium, if any, and any accrued and unpaid interest on, the Senior Notes becomes due and payable immediately without further action or notice. Subject to certain exceptions, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the

Trustee in its exercise of any trust or power, provided that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of Holders unless such Holders have offered to the Trustee security and indemnity satisfactory to it. Holders may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may withhold from Holders notice of any continuing default (except a payment Default) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     13. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Affiliate, and may otherwise deal with the Company or any Affiliate, as if it were not Trustee.

     14. No Recourse Against Others. No officer, employee, director, stockholder or Subsidiary of the Company shall have any liability for any Obligations of the Company under the Senior Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation, except, in the case of a Subsidiary, for an express guarantee or an express creation of any Lien by such Subsidiary of the Company's Obligations under the Senior Notes. Each Holder by accepting a Senior Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Senior Notes. The foregoing waiver may not be effective to waive liabilities under the Federal securities law and the Commission is of the view that such a waiver is against public policy.

     15. Additional Rights of Holders of Transfer Restricted Senior Notes. In addition to the rights provided to Holders of Senior Notes under the Indenture, Holders of Transfer Restricted Senior Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of April 12, 2002, among the Company, the Guarantors and Jefferies & Company, Inc. (the "Registration Rights Agreement").

     16. Successor Substituted. Upon the consolidation or merger by the Company with or into another corporation, or upon the sale, lease, conveyance or other disposition of all or substantially all of its assets to another corporation, in accordance with the Indenture, the corporation surviving any such merger or consolidation (if not the Company) or the corporation to which such assets were sold or transferred to shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such surviving or other corporation had been named as the Company in the Indenture.

     17. Governing Law. This Senior Note shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflict of laws provisions thereof.

     18. Authentication. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN

     (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Senior Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Senior Notes.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Senior Note in larger type. Request may be made to:

                           Kinetek Industries, Inc.
                          ArborLake Centre, Suite 550
                              1751 Lake Cook Road
                           Deerfield, Illinois 60015
                      Attention: Chief Financial Officer

                                   GUARANTEE

     For good and valuable consideration received from the Company by the undersigned (hereinafter referred to as the "Guarantors," which term includes any successor or additional Subsidiary Guarantors), the receipt and sufficiency of which is hereby acknowledged, subject to Sections 10.06 and
10.08 of the Indenture, each Guarantor, jointly and severally, hereby unconditionally guarantees, irrespective of the validity or enforceability of the Indenture, the Senior Notes, the Security Documents, the Registration Rights Agreement or the Obligations thereunder, (a) the due and punctual payment of the principal and premium, if any, of and interest on the Senior Notes, whether at maturity or on an interest payment date, by acceleration or otherwise, (b) the due and punctual payment and performance of all other obligations under such documents, all in accordance with the terms set forth in the Indenture, the Senior Notes and the Security Documents, and (c) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations thereunder or under the Indenture or the Security Documents, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     No director, member, manager, officer, employee, incorporator, stockholder or controlling person of the Guarantor, as such, shall have any liability under this Subsidiary Guarantee or Parent Guarantee for any obligations of the applicable Guarantor under the Senior Notes, the Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Senior Notes by accepting a Senior Note waives and releases all such liability.




                                 GUARANTORS:

                                 KINETEK, INC.



                                 By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                                 Name:   Gordon L. Nelson, Jr.
                                 Title:  Vice President



                                 MERKLE-KORFF INDUSTRIES, INC.


                                 By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                                 Name:   Gordon L. Nelson, Jr.
                                 Title:  Vice President

                                 THE IMPERIAL ELECTRIC COMPANY



                                 By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                                 Name:   Gordon L. Nelson, Jr.
                                 Title:  Vice President



                                 GEAR RESEARCH, INC.



                                 By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                                 Name:   Gordon L. Nelson, Jr.
                                 Title:  Vice President



                                 MOTION HOLDINGS, INC.



                                 By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                                 Name:   Gordon L. Nelson, Jr.
                                 Title:  Vice President



                                 MOTION CONTROL ENGINEERING, INC.



                                 By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                                 Name:   Gordon L. Nelson, Jr.
                                 Title:  Vice President

                                 FIR GROUP HOLDINGS, INC.



                                 By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                                 Name:   Gordon L. Nelson, Jr.
                                 Title:  Vice President



                                 ELECTRICAL DESIGN AND CONTROL COMPANY



                                 By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                                 Name:   Gordon L. Nelson, Jr.
                                 Title:  Vice President



                                 ADVANCED D.C. HOLDINGS, INC.



                                  By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                                 Name:   Gordon L. Nelson, Jr.
                                 Title:  Vice President



                                 ADVANCED D.C. MOTORS, INC.



                                 By:  /s/ Gordon L. Nelson, Jr.
                                  -----------------------------------------
                                 Name:   Gordon L. Nelson, Jr.
                                 Title:  Vice President

                                ASSIGNMENT FORM

        To assign this Senior Note, fill in the form below:

(I) or (we) assign and transfer this Senior Note to:




                  -------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

                  -------------------------------------------------------

                  -------------------------------------------------------

                  -------------------------------------------------------
                 (Print or type assignee's name, address and zip code)


and irrevocably appoint ________________________________ as agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.


Date:                Your Signature:_________________________________________
                                    (Sign exactly as your name appears on
                                     the other side of this Senior Note)



Signature Guarantee:

                      OPTION OF HOLDER TO ELECT PURCHASE

        If you elect to have this Senior Note purchased by the Company pursuant to Section 4.13 of the Indenture, check the box:

        If you elect to have this Senior Note purchased by the Company pursuant to Section 4.14 of the Indenture, check the box:

        If you elect to have only part of this Senior Note purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, state the amount (multiples of $1,000 only):

$--------------------------


Date:                   Your Signature:______________________________________
                                        (Sign exactly as your name appears on
                                         the other side of this Senior Note)



Signature Guarantee:

                  SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES/1

        The following exchanges of a part of this Global Note for Definitive Notes have been made:




                                                                Principal Amount
                 Amount of            Amount of increase              of this
                 decrease in                 in                    Global Note              Signature of
             Principal Amount         Principal Amount           following such          authorized officer
 Date               of                       of                     decrease                    of
Exchange     this Global Note         this Global Note            (or increase)               Trustee
--------     ------------------       ----------------            -------------               -------










----------------------
1 This should be included only if the Senior Note is issued in global form.